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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 28, 2002




                             INTERVOICE-BRITE, INC.
             (Exact name of registrant as specified in its charter)





                 Texas                            0-13616                     75-1927578
     (State or other jurisdiction               (Commission                  (IRS Employer
           of incorporation)                   File Number)               Identification No.)



                             17811 Waterview Parkway
                               Dallas, Texas 75252
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (972) 454-8000

                                 Not Applicable

          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On August 29, 2002, InterVoice-Brite, Inc., which announced that it will be changing its corporate name to Intervoice, Inc. (the "Company"), issued a press release (the "Financing Press Release") providing information relating to the Company's entry into a new three-year credit facility (the "New Credit Facility") with Foothill Capital Corporation ("Foothill"). The New Credit Facility will provide for both a revolver loan and a term loan, as discussed below. The loan agreement and certain other documents for the New Credit Facility have been signed, but the transaction has not yet closed and the availability of funding is subject to certain closing conditions.

         The revolver loan is subject to certain closing conditions, including:
(a) the closing of the revolver loan before September 16, 2002; (b) the execution and delivery of certain related closing documents by the Company and its subsidiaries to Foothill; (c) unless the Company's 6% convertible notes in the original principal amount of $10 million (the "Notes") are paid from funds made available for such payment from the term loans described below, a subordination and inter-creditor agreement with the holders of the Notes; (d) the execution and delivery of documentation necessary to grant Foothill a lien on substantially all of the Company's assets (including cash on deposit with Foothill and/or its affiliates), including subsidiary guaranties, the Company's pledge of equity interests in certain of its subsidiaries, a second lien on the Company's headquarters facility in Dallas, Texas, patent and trademark security agreements, and security agreements on certain of the Company's other assets in the United States and the United Kingdom; (e) the Company having a minimum of $5 million in the aggregate of unrestricted cash and cash equivalents on hand and/or available credit capacity under the New Credit Facility after reserving for those amounts necessary to provide for current liabilities; (f) the receipt by Foothill of satisfactory evidence that certain of the Company's proprietary software is on file with the United States Copyright Office and is encumbered by a copyright security agreement; and (g) the receipt by Foothill of a landlord's waiver, evidence of satisfactory insurance, a satisfactory three-year business plan, certain appraisals, legal opinions, title insurance, and an acceptable environmental report. The Company will have availability under the revolver loan of up to $15 million, subject to a borrowing base determined in part on Foothill's valuation of the accounts receivable of both the Company and Intervoice-Brite Limited, the Company's United Kingdom subsidiary ("Limited"), in the United States and the United Kingdom. Interest on any advances under the revolver loan will accrue at a rate equal to the then prevailing prime rate of interest plus a margin of 0.5% to 1.5%, or at a rate equal to the then prevailing London Inter-bank Offering Rate plus a margin of 3% to 4%. The availability of funding based on Limited's accounts receivable is also contingent on the satisfaction of the term loan conditions, discussed below, and on Foothill's collateral audit with respect to Limited's assets and an examination of its books.

         The New Credit Facility will also provide for a term loan, and requires the Company to use the proceeds of the term loan to redeem the Notes. The terms of the Notes require 14 days notice of the Company's intent to redeem the Notes, which the Company will not give until if and when the term loan closes. If the Company gives notice in September or early October 2002 under these notice provisions, then the Company will redeem all of the indebtedness under the Notes in the amount of approximately $9 million after the Company makes its scheduled principal payment in September. There will also be an early cash redemption charge of approximately $450,000 and a non-cash $2 million debt restructuring charge that the Company



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will take in the quarter in which the redemption of the Notes occurs. If the
Notes are redeemed, the Company will not have to make monthly principal payments on the Notes of $1 million plus associated interest through April 2003. Under the term loan, the Company will make payments of principal and interest in the approximate amount of $300,000 per month (based on current interest rates) during the term of the New Credit Facility. Interest on the term loan will accrue at a rate equal to the then prevailing prime rate of interest plus 2.75%. The term loan is subject to certain closing conditions, including: (w) the receipt by Foothill of certified copies of insurance policies relating to Limited's assets; (x) the receipt by Foothill of certain documents relating to the term loan from Limited; (y) the receipt by Foothill of satisfactory evidence of the security interests related to Limited; and (z) the closing conditions (other than the United Kingdom collateral audit) relating to the revolver loan having been met.

         The New Credit Facility contains terms, conditions and representations that are generally customary for asset-based credit facilities, including certain financial covenants. In particular, the Company is initially required to have EBITDA in minimum cumulative amounts on a monthly basis through August 31, 2003 (which amounts range from ($9.4) million for the two-month period ending October 31, 2002 to $9.0 million for the 12-month period ending August 31,
2003). Thereafter, the Company is required to have minimum cumulative EBITDA of $15 million and $20 million for the 12-month periods ending November 30, 2003 and February 28, 2004, respectively, and $25 million for the 12-month periods ending each fiscal quarter thereafter. In order for the Company to comply with the minimum EBITDA requirements under the New Credit Facility, the Company will have to increase its revenues and/or lower its expenses as compared to the quarter completed on May 31, 2002. The Company believes that the expense reductions it has undertaken during the first and second quarters of fiscal 2003 will aid the Company in meeting these minimum EBITDA requirements.

         The Company also announced in the Financing Press Release information relating to the Company's termination on August 29, 2002 of its existing credit agreement dated June 1, 1999 with Bank of America National Trust and Savings Association, as agent, and certain other lenders (the "Existing Credit Agreement"). The Existing Credit Agreement is being terminated by the Company for a number of reasons, including: (a) to avoid the escalating interest rates and fees under the Existing Credit Agreement; (b) the Company has no current borrowings under the Existing Credit Agreement; (c) the Company's belief that the financial covenants of the Existing Credit Agreement are too restrictive for the Company's current business plan; and (d) the Company is required to terminate the Existing Credit Agreement when it receives funds under the New Credit Facility.

         In connection with the New Credit Facility, the Company anticipates closing and funding of the term loan and to have borrowing availability under the revolver loan in September 2002. The Company believes that it will be able to close the loans under the New Credit Facility, but there can be no guaranty that the loans will ultimately close or the timing of any closing. While the Company believes that it has sufficient cash to satisfy its current liquidity and capital requirements, in the event the New Credit Facility is not closed, the Company will not have a revolving credit facility to fund any unanticipated liquidity or capital requirements.

         Separately, on August 28, 2002 the Company issued a press release (the "Annual Meeting Press Release") indicating that, at its annual meeting of shareholders on that date, the



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shareholders had approved changing the Company's corporate name from
"InterVoice-Brite, Inc." to "Intervoice, Inc." At the meeting the shareholders also approved (i) a proposal to issue shares of the Company's common stock upon conversion of the Company's outstanding Notes, in lieu of cash payments on the Notes, and upon the exercise of the Company's outstanding warrants, to the extent that such issuance would require shareholder approval under the rules of the Nasdaq National Market; and (ii) a proposal to amend the Company's Employee Stock Purchase Plan to increase from 1,000,000 to 1,500,000 the aggregate number of shares of common stock authorized for issuance under the plan.

         The foregoing is qualified by reference to the Financing Press Release, the Annual Meeting Press Release, and the Loan and Security Agreement between the Company and Foothill, which are filed as exhibits to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         (c)      EXHIBITS.

99.1 Financing Press Release dated August 29, 2002, announcing information relating to the Company's entry into a new credit facility on August 29, 2002.

99.2 Annual Meeting Press Release dated August 28, 2002, announcing stockholder approval of change of Company's corporate name and other matters on August 28, 2002.

99.3 Loan and Security Agreement by and among InterVoice-Brite, Inc., as borrower, and Foothill Capital Corporation, as lender, dated as of August 29, 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                INTERVOICE-BRITE, INC.


                                                By: /s/ Dean C. Howell
                                                   -----------------------------
                                                   Dean C. Howell
                                                   Executive Vice President and
Date: August 29, 2002                              General Counsel



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                                INDEX TO EXHIBITS


Item
Number            Exhibit
------            -------
99.1              Financing Press Release dated August 29, 2002, announcing
                  information relating to the Company's entry into a new credit facility on August 29, 2002.

99.2 Annual Meeting Press Release dated August 28, 2002, announcing stockholder approval of change of Company's corporate name and other matters on August 28, 2002.

99.3              Loan and Security Agreement by and among InterVoice-Brite,
                  Inc., as borrower, and Foothill Capital Corporation, as lender, dated as of August 29, 2002.





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